EXHIBIT 23.1
                              CONSENT OF AUDITORS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Premier Bancorp, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-34243) on Form S-4 of Premier Bancorp, Inc., of our report dated February 18, 1999, relating to the consolidated statements of financial condition of Premier Bancorp, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for the years then ended, which report appears in the December 31, 1998 Form 10-KSB of Premier Bancorp, Inc.

/s/ KPMG LLP
March 24, 1999

Philadelphia, Pennsylvania

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